EXHIBIT 99.1

Chemours Signs Definitive Agreement to Sell Sulfur Products to Veolia

Agreement Marks Completion of Chemical Solutions Portfolio Review-Part of Chemours Transformation Plan

WILMINGTON, Del., June 14, 2016 - The Chemours Company (Chemours) (NYSE: CC), a global chemistry company with leading market positions in titanium technologies, fluoroproducts and chemical solutions, has signed a definitive agreement to sell the assets which comprise its Sulfur Products business, part of its Chemical Solutions segment, to Veolia North America for $325 million in cash. The company anticipates closing the transaction within the second half of 2016, subject to customary closing conditions and regulatory approvals.

“Today marks the completion of our Chemical Solutions portfolio review-a key milestone in our five-point transformation plan,” said Mark Vergnano, Chemours president and CEO. “In less than one year, we sold our aniline facility in Beaumont, Texas; began cost improvement efforts in our Methylamines business in Belle, W.Va.; began shutdown of our Reactive Metals Business in Niagara Falls, N.Y.; and announced the sale of our Clean and Disinfect and Sulfur businesses. Once complete, we will have a lower capital-intensive and streamlined Chemical Solutions portfolio that includes our growing Cyanides business. The total gross proceeds from the three divestitures will be approximately $700 million, providing strategic flexibility as Chemours completes its Transformation Plan."

Sulfur Products, with approximately $250 million in revenue, is a leading provider of sulfuric acid products and services to a range of industries in North America. It is a leading provider of spent acid regeneration (SAR) and sulfur gas recovery (SGR) services, non-fuming sulfuric acid and higher value sulfur derivatives (HVSDs). There are approximately 240 employees supporting Sulfur Products primarily located at 7 production sites in North America.

Barclays is acting as financial advisor and Wachtell, Lipton, Rosen & Katz is acting as legal advisor to Chemours.

About The Chemours Company
The Chemours Company (NYSE: CC) helps create a colorful, capable and cleaner world through the power of chemistry. Chemours is a global leader in titanium technologies, fluoroproducts and chemical solutions, providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. Chemours ingredients are found in plastics and coatings, refrigeration and air conditioning, mining and oil refining operations and general industrial manufacturing. Our flagship products include prominent brands such as Teflon™, Ti-Pure™, Krytox™, Viton™, Opteon™ and Nafion™. Chemours has approximately 8,000 employees across 35 manufacturing sites serving more than 5,000 customers in North America, Latin America, Asia-Pacific and Europe. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC. For more information please visit chemours.com.

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EXHIBIT 99.1

Forward-Looking Statements

This press release contains forward-looking statements, which often may be identified by their use of words like "plans," "expects," "will," "believes," "intends," "estimates," "anticipates" or other words of similar meaning. It is uncertain whether the transaction announced will be consummated, and if it is completed, what impact it will have on Chemours’ results of operations and financial condition. These forward-looking statements address, among other things, the ability of the parties to satisfy the conditions precedent and consummate the anticipated transaction, the timing of consummation of the transaction, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, our anticipated future operating and financial performance, business plans and prospects, transformation plans, resolution of environmental liabilities, litigation and other contingencies, plans to increase profitability, our ability to pay or the amount of any dividend, and target leverage that are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. The matters discussed in these forward-looking statements also are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements, as further described in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2015. Chemours undertakes no duty to update any forward-looking statements.

CONTACTS:

MEDIA:
Alvenia Scarborough
Director Brand & Communications
+1.302.773.4507
alvenia.g.scarborough@chemours.com

INVESTORS:
Alisha Bellezza
Treasurer & Director of Investor Relations
+1.302.773.2263
investor@chemours.com